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                                                                    EXHIBIT 99.2

[LOGO]                                               COLTEC INDUSTRIES INC
                                                     3 COLISEUM CENTRE
                                                     2550 WEST TYVOLA ROAD
                                                     CHARLOTTE, NORTH CAROLINA
                                                     28217

                            THIS PROXY IS SOLICITED
                      ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints JOHN W. GUFFEY, JR., and DAVID D. HARRISON, and each of them, with full power of substitution, as proxy or proxies to vote all stock of Coltec Industries Inc owned by the undersigned, with like effect as if the undersigned were personally present and voting at the special meeting of shareholders of Coltec Industries Inc to be held at 10:30 a.m., local time, on April 7, 1999, at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, and at any adjournment or adjournments thereof, on the item of business set forth on the reverse side hereof and on such other business as may properly come before the meeting, or any adjournment or adjournments thereof, and hereby revokes any proxy or proxies heretofore given.

     This proxy card also constitutes your voting instructions for any and all shares held of record by Bankers Trust Company for your account in the Coltec Industries Inc Retirement Savings Plan for Salaried Employees.

  THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE
                              AND RETURN PROMPTLY.

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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1 AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Please mark your vote as indicated in this example [X]

Proposal 1 -- Approval and adoption of the Agreement and Plan of Merger dated as of November 22, 1998 among The B.F.Goodrich Company, Runway Acquisition Corporation and Coltec Industries Inc and the transactions contemplated thereby.

     For /  /       Against /  /       Abstain /  /

The undersigned hereby authorizes the proxies to vote in their discretion on any other business that may properly be brought before the meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Joint Proxy
Statement/Prospectus relating to the meeting.

Signature(s) ------------------------------ Dated ------------------------, 1999

Note: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.